UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIGr	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U	The NYSE Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K as field with the Securities and Exchange Commission on February 26, 2019 (the “Current Report”), GigCapital, Inc., a Delaware corporation (“Buyer”), entered into a Stock Purchase Agreement on February 22, 2019 (the “Purchase Agreement”), by and among the Buyer, Kaleyra S.p.A., a company with shares formed under the laws of Italy (the “Company”), Shareholder Representative Services LLC, (the “Seller Representative”) as representative for the holders (the “Company Stockholders”) of the ordinary shares of the Company immediately prior to the closing of the Transaction (as defined below), and each of the following Company Stockholders of all of the Company Stock (collectively, such Company Stockholders, the “Sellers”): Esse Effe S.p.A, a company with shares formed under the laws of Italy, Maya Investments Limited, a company formed under the laws of England, Hong Kong Permanent Shine Limited, a company formed under the laws of Hong Kong, Ipai Terry Hsiao, Giacomo Dall’Aglio, Alex Milani, Luca Giardina Papa, Filippo Monastra, Matteo Castelucci, Kirk Tsai, Justyna Miziolek, Erjon Metko, Claudio Ippolito, Andrea Riccardi, and Francesco Vizzone. Pursuant to and in accordance with the terms of the Purchase Agreement, the Sellers will sell, transfer, assign, convey and deliver to the Buyer all of the Company Stock (the “Transaction”). Defined terms used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement previously filed as Exhibit 2.1 to the Current Report.

On September 24, 2019, the Buyer, Company, Sellers, and the Seller Representative entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) to extend the Outside Date for unilateral termination of the Purchase Agreement from September 30, 2019 to December 12, 2019 (the “Termination Date”). Except as expressly modified by the Amendment, the Purchase Agreement remains in full force and effect in all respects. This section describes the material provisions the Amendment but does not purport to describe all of its terms. The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 2.2 and is incorporated herein by reference.

The Purchase Agreement and the Amendment are included as an exhibit or incorporated by reference into this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the Transaction. It is not intended to provide any other factual information about the Buyer, Company or the other parties to the Purchase Agreement or the Amendment. In particular, the assertions embodied in the representations and warranties by the Buyer and Company contained in the Purchase Agreement are qualified by information in the disclosure schedules provided by the Buyer and Company in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Buyer and Company, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Buyer or Company.

Item 8.01 Other Events.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Amendment and the extension of the Termination Date is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of February 22, 2019. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed with the SEC on February 26, 2019.)

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of September 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2019

By:	/s/ Dr. Avi S. Katz

Name: Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board